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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-111302, 333-128338, 333-134896 and 333-142066 and Form S-3 No. 333-127154) of NitroMed, Inc. and in the related Prospectus of our reports dated March 4, 2008, with respect to the financial statements of NitroMed, Inc., and the effectiveness of internal control over financial reporting of NitroMed, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Boston, Massachusetts March 4, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm